Exhibit 2.6

Monthly Operating Report

ACCRUAL BASIS

02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

JUDGE:	H.D. Hale

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF TEXAS

6 DIVISION

MONTHLY OPERATING REPORT-REVISED

MONTH ENDING: January 31, 2004

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE.  DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY):  IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

/s/ Dale Booth	Chief Executive Officer
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY	TITLE

Dale Booth	March 23, 2004
PRINTED NAME OF RESPONSIBLE PARTY	DATE

PREPARER:

/s/ Lee Weiner	Director of Treasury
ORIGINAL SIGNATURE OF PREPARER	TITLE

Lee Weiner	March 23, 2004
PRINTED NAME OF PREPARER	DATE

	Monthly Operating Report	Monthly Operating Report

	ACCRUAL BASIS-1	ACCRUAL BASIS-1

	02/13/95, RWD, 2/96	02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

COMPARATIVE BALANCE SHEET

			MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
		SCHEDULE	August 31, 2003	September 30, 2003	October 31, 2003	November 30, 2003	12/31/03	01/31/04	02/29/04
ASSETS
1.	UNRESTRICTED CASH	$1,296,376	$6,915,170	$2,243,133	$2,551,239	$1,603,397	$1,319,938	$645,911	$68,615
2.	RESTRICTED CASH
3.	TOTAL CASH	$1,296,376	$6,915,170	$2,243,133	$2,551,239	$1,603,397	$1,319,938	$645,911	$68,615
4.	ACCOUNTS RECEIVABLE (NET)	$17,323,114	$3,900,921	$3,280,035	$1,999,975	$1,839,042	$1,814,577	$1,723,205	$1,440,999
5.	INVENTORY	$29,488,615	$7,311,755	$0	$0	$0	$0	$0	$0
6.	NOTES RECEIVABLE
7.	PREPAID EXPENSES	$4,385,371	$4,516,438	$4,389,474	$1,735,667	$1,734,831	$1,734,831	$1,734,831	$1,734,831
8.	OTHER (ATTACH LIST)
	Intercompany accounts receivable, net	$8,302,227	$10,724,861	$8,290,051	$5,959,161	$5,973,630	$5,926,464	$5,926,464	$5,926,464
	Credit card and other receivables	$221,169	$203,515	$2,814,881	$10,287,612	$9,687,512	$9,687,512	$9,687,512	$9,687,512
	Deferred tax asset	$28,497,969	$28,239,610	$28,239,610	$0	$0	$0	$0	$0
	Taxes receivable	$8,317,016	$13,831,291	$13,830,686	$0	$0	$0	$0	$0
	Prepaid merchandise	$0
	Employee payroll/travel advances	$23,768	$26,620	$28,759	$0	$0	$0	$0	$0
	TOTAL OTHER	$45,362,149	$53,025,897	$53,203,987	$16,246,773	$15,661,142	$15,613,976	$15,613,976	$15,613,976
9.	TOTAL CURRENT ASSETS	$97,855,625	$75,670,181	$63,116,629	$22,533,654	$20,838,412	$20,483,323	$19,717,923	$18,858,421
10.	PROPERTY, PLANT & EQUIPMENT	$46,587,581	$46,618,679	$46,617,619	$0	$0	$0	$0	$0
11.	LESS: ACCUMULATED DEPRECIATION / DEPLETION	$18,626,655	$20,728,502	$21,268,609	$0	$0	$0	$0	$0
12.	NET PROPERTY, PLANT & EQUIPMENT	$27,960,926	$25,890,177	$25,349,010	$0	$0	$0	$0	$0
13.	DUE FROM INSIDERS	$67,289
14.	OTHER ASSETS - NET OF OTHER AMORTIZATIONS
	Reserve - due from insiders	$(58,689)
	Deferred acquisition costs	$3,196,694	$3,196,684	$3,196,684	$0	$0	$0	$0	$0
	Software development assets	$366,231
	TOTAL OTHER ASSETS - NET OF AMORTIZATION	$3,504,236	$3,196,684	$3,196,684	$0	$0	$0	$0	$0

15.	OTHER (ATTACH LIST)	$0
16.	TOTAL ASSETS	$129,388,076	$104,757,042	$91,662,323	$22,533,654	$20,838,412	$20,483,323	$19,717,923	$18,858,421
POSTPETITION LIABILITIES
17.	ACCOUNTS PAYABLE		$1,684,172	$1,614,669	$1,548,542	$1,521,396	$1,494,342	$1,466,916	$1,466,916
	AP on behalf of Daisytek International		$(1,206,876)	$(1,233,455)	$(1,233,455)	$(1,233,455)	$(1,233,455)	$(1,233,455)	$(1,233,455)
18.	TAXES PAYABLE		$214,978	$219,678	$159,851	$159,831	$200,685	$150,088	$169,202
19.	NOTES PAYABLE
20.	PROFESSIONAL FEES		$880,471	$661,944	$1,392,835	$660,965	$634,082	$696,004	$961,774
21.	SECURED DEBT
22.	OTHER (ATTACH LIST)
	Interest payable		$230,419	$100,950	$0	$0	$0	$0	$0
	Other accounts payable and prepaid merchandise		$2,923,063	$1,797,892	$(287,306)	$(287,306)	$(287,306)	$(287,306)	$(287,306)
	Acrued expenses		$1,856,089	$2,040,231	$838,790	$504,699	$463,845	$381,286	$494,479
	TOTAL OTHER		$5,009,571	$3,939,073	$551,484	$217,393	$176,539	$93,980	$207,173
23.	TOTAL POSTPETITION LIABILITIES		$6,582,316	$5,201,909	$2,419,257	$1,326,130	$1,272,193	$1,173,533	$1,571,610
PREPETITION LIABILITIES
24.	SECURED DEBT	$58,116,360	$35,071,653	$9,318,595	$0	$0	$0	$0	$0
25.	PRIORITY DEBT	$631,989
26.	UNSECURED DEBT	$57,946,614	$56,138,763	$56,123,537	$56,115,342	$56,126,782	$56,126,782	$56,126,782	$56,126,782
27.	OTHER (ATTACH LIST)
	Other accounts payable and prepaid merchandise	$(2,863,809)	$(4,145,674)	$(3,877,101)	$(3,374,172)	$(3,374,172)	$(3,374,172)	$(3,374,172)	$(3,374,172)
	Interest payable	$1,733,255
	Accrued expenses	$6,553,875	$5,960,310	$5,960,310	$0	$0	$0	$0	$0
	Accrued Federal Income Tax		$1,089,417	$1,383,267	$0	$0	$0	$0	$0
	Capital lease liability	$9,163,598	$9,163,598	$9,163,598	$0	$0	$0	$0	$0
	Intercompany Payable	$0	$0	$78,556,979	$78,556,978	$78,556,978	$78,556,978	$78,556,978	$78,556,978
	TOTAL OTHER	$14,586,919	$12,067,651	$91,187,053	$75,182,806	$75,182,806	$75,182,806	$75,182,806	$75,182,806
28.	TOTAL PREPETITION LIABILITIES	$131,281,882	$103,278,067	$156,629,185	$131,298,148	$131,309,588	$131,309,588	$131,309,588	$131,309,588
29.	TOTAL LIABILITIES	$131,281,882	$109,860,383	$161,831,094	$133,717,405	$132,635,718	$132,581,781	$132,483,121	$132,881,198
EQUITY
30.	PREPETITION OWNERS’ EQUITY	$(1,893,806)	$(1,893,806)	$(1,893,806)	$(1,893,806)	$(1,893,806)	$(1,893,806)	$(1,893,806)	$(1,893,806)
31.	POSTPETITION CUMULATIVE PROFIT OR (LOSS)		$(4,278,372)	$(69,343,802)	$(107,923,512)	$(108,537,067)	$(108,762,869)	$(109,504,959)	$(110,762,538)
32.	DIRECT CHARGES TO EQUITY
	Elimination of BA Pargh capital				-2887742	$(2,887,742)	$(2,887,742)	$(2,887,742)	$(2,887,742)
	Elimination of translation adjustments				452804	$452,804	$452,804	$452,804	$452,804
	Termination of Int Rate Swaps (cash flow hedge)				1068505	$1,068,505	$1,068,505	$1,068,505	$1,068,505
	(ATTACH EXPLANATION)		$1,068,837	$1,068,837
33.	TOTAL EQUITY	$(1,893,806)	$(5,103,341)	$(70,168,771)	$(111,183,751)	$(111,797,306)	$(112,023,108)	$(112,765,198)	$(114,022,777)
34.	TOTAL LIABILITIES & OWNERS’ EQUITY	$129,388,076	$104,757,042	$91,662,323	$22,533,654	$20,838,412	$20,558,673	$19,717,923	$18,858,421

CASE NAME:	Daisytek, Incorporated
B.A. Pargh Company
Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

INCOME STATEMENT

		MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
		August 31, 2003	September 30, 2003	October 31, 2003	November 30, 2003	December 31, 2003	January 31, 2004	January 31, 2004
REVENUES
1.	GROSS REVENUES	$1,673,975	$1,341,887	$0	$0	$0	$0	$0
2.	LESS: RETURNS & DISCOUNTS	$1,564	$0	$11,622	$0	$0	$0	$0
3.	NET REVENUE	$1,672,411	$1,341,887	$(11,622)	$0	$0	$0	$0
COST OF GOODS SOLD
4.	MATERIAL
5.	DIRECT LABOR
6.	DIRECT OVERHEAD
7.	TOTAL COST OF GOODS SOLD	$3,659,516	$6,581,682	$5,498	$834	$0	$0	$0
8.	GROSS PROFIT	$(1,987,105)	$(5,239,795)	$(17,120)	$(834)	$0	$0	$0
OPERATING EXPENSES
9.	OFFICER / INSIDER COMPENSATION	$175,191	$50,769	$260,913	$41,597	$33,277	$33,277	$33,277
10.	SELLING & MARKETING	$6,619	$0	$0	$0	$0	$0	$0
11.	GENERAL & ADMINISTRATIVE	$962,118	$933,973	$522,083	$318,455	$121,625	$269,773	$319,555
12.	RENT & LEASE	$802,664	$368,660	$620,585	$(198,673)	$114,730	$119,618	$690,440
13.	OTHER (ATTACH LIST)
14.	TOTAL OPERATING EXPENSES	$1,946,592	$1,353,402	$1,403,581	$161,379	$269,632	$422,668	$1,043,273
15.	INCOME BEFORE NON-OPERATING INCOME & EXPENSE	$(3,933,697)	$(6,593,197)	$(1,420,701)	$(162,213)	$(269,632)	$(422,668)	$(1,043,273)
OTHER INCOME & EXPENSES
16.	NON-OPERATING INCOME (ATT. LIST)
	Intercompany management fees from subsidiaries
	TOTAL NON-OPERATING INCOME
17.	NON-OPERATING EXPENSE (ATT. LIST)
	Banking fees and other	$24,616	$27,743	$11,899	$20,993	$1,377	$4,864	$7,170
	Termination of interest rate swap
	Write-off of software development costs
	Intercompany management fee to Daisytek International
	TOTAL NON-OPERATING EXPENSE
18.	INTEREST EXPENSE	$366,439	$98,351	$392	$0	$0	$0	$0
19.	DEPRECIATION / DEPLETION	$252,551	$276,525	$0	$0	$0	$0	$0
20.	AMORTIZATION	$290,951	$263,581	$0	$0	$0	$0	$0
21.	OTHER (ATTACH LIST)
	(GAIN)/LOSS on sale of DSI US	$0	$0	$0	$0	$0	$0	$0
	(Gain)/ Loss on sale of Tape Company		$25,441,411	$(208,864)	$12,700	$(41,327)	$0	$0
	(Gain)/Loss on sale of Arlington		$(4,663,557)	$888,555	$(103,436)	$(3,880)	$0	$0
	(Gain)/Loss on sale of Daisytek assets		$(775,000)	$50,738,903	$0	$0	$0	$0
	(Gain)/Loss on sale of Latin America			$(1,004,561)	$0	$0	$0	$0
	Final Singapore disposal			$(118,262)	$0	$0	$0	$0
	(Gain)/Loss on BA Pargh disposal			$(7,361,153)	$(1,202)	$0	$0	$0
	(Gain)/Loss on sale of Canada			$(8,085,366)	$80,000	$0	$0	$0
	(Gain)/Loss on sale of Mexico		$24,190,082	$0	$0	$0	$0	$0
	(Gain)/Loss on sale of Argentina		$12,316,035	$(395,898)	$0	$0	$0	$0
	OTHER
22.	NET OTHER INCOME & EXPENSES	$934,557	$57,175,171	$34,465,645	$9,055	$(43,830)	$4,864	$7,170
REORGANIZATION EXPENSES
23.	PROFESSIONAL FEES (FROM SCHEDULE)	$745,352	$1,297,062	$2,693,364	$442,286	$0	$239,207	$195,635
24.	U.S. TRUSTEE FEES	$0	$0	$0	$0	$0	$0	$11,500
25.	OTHER (ATTACH LIST)
26.	TOTAL REORGANIZATION EXPENSES	$745,352	$1,297,062	$2,693,364	$442,286	$0	$239,207	$207,135
27	INCOME TAX	$(1,973,136)	$0	$0	$0	$0	$0	$0
28.	NET PROFIT (LOSS)	$(3,640,470)	$(65,065,430)	$(38,579,710)	$(613,554)	$(225,802)	$(666,740)	$(1,257,579)

Monthly Operating Report

ACCRUAL BASIS-3

02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

		MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
		5/7/03-5/31/03	10/1/03-10/31/03	11/1/03-11/30/03	12/1/2003-12/31/2003	01/01/2004 - 01/31/2004	2/1/04 - 2/29/04
CASH RECEIPTS AND DISBURSEMENTS
1.	CASH - BEGINNING OF MONTH	$1,296,376	$2,243,133	$2,551,239	1979271.9	1,319,938.60	645,911.29
RECEIPTS FROM OPERATIONS
2.	CASH SALES
COLLECTION OF ACCOUNTS RECEIVABLE
3.	PREPETITION
4.	POSTPETITION	$7,419,904	$831,597	$163,815	129221.33	91,373.00	282,205.63
5.	TOTAL OPERATING RECEIPTS	$7,419,904	$831,597	$163,815	129221.33	91,373.00	282,205.63
NON - OPERATING RECEIPTS
6.	LOANS & ADVANCES (ATTACH LIST)
6a.	COLLECTION OF INCOME TAX REC.		$0	$0	0	0.00	0.00
7.	SALE OF ASSETS		$0	$0	0	0.00	0.00
	Sale of Canada		$11,999,990	$0	0	0.00	0.00
	Sale of Mexico		$0	$520,000	0	0.00	0.00
	Sale of Arlington		$0	$0	0	0.00	0.00
	Sale of Tape Company		$0	$0	0	0.00	0.00
	Sale of Argentina		$0	$0	0	0.00	0.00
8.	INTERCOMPANY TRANSFERS	$(538,473)	$184,289	$616,375	61990	0.00	0.00
9.	TOTAL NON-OPERATING RECEIPTS	$(538,473)	$12,184,279	$1,136,375	61990	0.00	0.00
10.	TOTAL RECEIPTS	$6,881,431	$13,015,876	$1,300,190	191211.33	91,373.00	282,205.63
11.	TOTAL CASH AVAILABLE	$8,177,807	$15,259,009	$3,851,429	2170483.23	1,411,311.60	928,116.92
OPERATING DISBURSEMENTS
12.	NET PAYROLL	$528,761	$464,317	$263,327	111132.09	146,162.36	62,898.24
13.	PAYROLL TAXES PAID	$144,275	$189,747	$0	0	0.00	0.00
14	SALES, USE & OTHER TAXES PAID	$20,107	$1,980	$1,909	0	0.00	0.00
15	SECURED / RENTAL / LEASES	$350,329	$188,981	$127,114	114,730.00	106,561.00	690,440.18
16.	UTILITIES	$202,838	$23,974	$74,213	63892.48	13,057.00	9,944.02
17.	INSURANCE	$37,905	$0	$0	81538.78	0.00	0.00
18.	INVENTORY PURCHASES
19.	VEHICLE EXPENSES
20.	TRAVEL	$6,637				1,900.00	4,904.19
21.	ENTERTAINMENT
22.	REPAIRS & MAINTENANCE
23.	SUPPLIES	$189
24.	ADVERTISING
25	INTEREST
26	OTHER (ATTACH LIST)
	Other employee expenses		$25,995	$110	277.95	0.00	0.00
	Other operating expenses		$409,863	$98,491	109505.15	233,041.35	16,187.46
	Flexible spending plan reimbursements/Health Ins.		$123,381	$0	0	25,471.60	63,627.83
	Bank Reconciliation Items
	Bank Fees		$3,405	$4,026	4576.02	0.00	0.00
	Paydown line of credit	$2,832,500	$9,679,402	$0	0	0.00	0.00
26.	TOTAL OPERATING DISBURSEMENTS	$4,123,540	$11,111,046	$569,190	485652.47	526,193.31	848,001.92
REORGANIZATION EXPENSES
27.	PROFESSIONAL FEES		$1,596,724	$1,302,467	364892.16	239,207.00	0.00
28.	U.S. TRUSTEE FEES		$0	$500	0	0.00	11,500.00
29.	OTHER (ATTACH LIST)		$0	$0	0	0.00	0.00
30.	TOTAL REORGANIZATION EXPENSES	$0	$1,596,724	$1,302,967	364892.16	239,207.00	11,500.00
31.	TOTAL DISBURSEMENTS	$4,123,540	$12,707,770	$1,872,157	850544.63	765,400.31	859,501.92
32.	NET CASH FLOW	$2,757,891	$308,106	$(571,967)	-659333.3	-674,027.31	-577,296.29
33.	CASH - END OF MONTH	$4,054,267	$2,551,239	$1,979,272	1319938.6	645,911.29	68,615.00

Monthly Operating Report

ACCRUAL BASIS-4

02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

		SCHEDULE	MONTH	MONTH	MONTH	MONTH	MONTH
		AMOUNT	30-Sep-03	31-Oct-03	30-Nov-03	31-Dec-03	31-Jan-04
ACCOUNTS RECEIVABLE AGING
1.	0-30	$16,882,250	$(67,379)	$270,346	$11,346	$0	$0
2.	31-60	$1,733,157	$(630,835)	$(762,473)	$222,541	$0	$0
3.	61-90	$474,006	$1,305,354	$(607,751)	$(783,283)	$0	$0
4.	91+	$2,734,808	$6,771,103	$6,526,164	$5,484,992	$4,904,051	$4,554,135
5.	TOTAL ACCOUNTS RECEIVABLE	$21,824,221	$7,378,243	$5,426,286	$4,935,596	$4,904,051	$4,554,135
6.	AMOUNT CONSIDERED UNCOLLECTIBLE	$4,501,107	$4,098,208	$3,426,311	$3,096,554	$3,089,474	$2,830,930
7.	ACCOUNTS RECEIVABLE (NET)	$17,323,114	$3,280,035	$1,999,975	$1,839,042	$1,814,578	$1,723,205

**Denotes Re-Bills made within the current month.

AGING OF POSTPETITION TAXES AND PAYABLES	MONTH:	February 29, 2004

		0-30 DAYS	31-60 DAYS	61-90 DAYS	91+ DAYS	TOTAL
TAXES PAYABLE
1.	FEDERAL	$53,627	$0	$0	$0	$53,627
2.	STATE	$115,575	$0	$0	$0	$115,575
3.	LOCAL	$0	$0	$0	$0	$0
4.	OTHER (ATTACH LIST)	$0	$0	$0	$0	$0
5.	TOTAL TAXES PAYABLE	$169,202	$0	$0	$0	$169,202

6.	ACCOUNTS PAYABLE	$0	$0	$0	$233,461	$233,461

*Rejected Leases

STATUS OF POSTPETITION TAXES	MONTH:	February 29, 2004

		BEGINNING TAX LIABILITY*	AMOUNT WITHHELD AND/ 0R ACCRUED	AMOUNT PAID	ENDING TAX LIABILITY
FEDERAL
1.	WITHHOLDING**	$1	$7,942	$0	$7,943
2.	FICA-EMPLOYEE**	$(3,166)	$2,416	$(3,166)	$2,416
3.	FICA-EMPLOYER**	$(3,175)	$2,416	$(3,175)	$2,416
4.	UNEMPLOYMENT	$(0)	$0	$0	$(0)
5.	INCOME	$40,853	$0	$0	$40,853
6.	OTHER (ATTACH LIST)	$0	$0	$0	$0
7.	TOTAL FEDERAL TAXES	$34,512	$12,773	$(6,341)	$53,627
STATE AND LOCAL
8.	WITHHOLDING	$4	$0	$0	$4
9.	SALES	$0	$0	$0	$0
10.	EXCISE	$0	$0	$0	$0
11.	UNEMPLOYMENT	$0	$0	$0	$0
12.	REAL PROPERTY	$0	$0	$0	$0
13.	PERSONAL PROPERTY	$101,484		$0	$101,484
14.	OTHER - Tennessee Corporation Annual Reports	$14,088	$0	$0	$14,088
15.	TOTAL STATE & LOCAL	$166,173	$0	$0	$115,576
16.	TOTAL TAXES	$200,685	$12,773	$(6,341)	$169,202

*                    The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.

**             Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

Monthly Operating Report

ACCRUAL BASIS-5

02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.

MONTH:	February, 2004

BANK RECONCILIATIONS

		Account #1	Account #2	Account #3	Account #4	Account #5	Account #6	TOTAL
A.	BANK:	See Below - A	Guaranty	Chase	Bank of America	Bank One	Bank of America
B.	ACCOUNT NUMBER:	See Below - A	380-1466909	88006320428	3752175743	629438797	3752175772
C.	PURPOSE (TYPE):	See Below - A	Payroll/Benefits	Flex Plan	Petty Cash-Bksfld	Disbursement	Depository
1.	BALANCE PER BANK STATEMENT	$324,071	$67,802	$0	$0	$0	$0	$391,874
2.	ADD: TOTAL DEPOSITS NOT CREDITED	$0						$0
3.	SUBTRACT: OUTSTANDING CHECKS	$611,460	$117,519	$0				$728,979
4.	OTHER RECONCILING ITEMS	$287,389	$117,519	$0			$0	$404,908
5.	MONTH END BALANCE PER BOOKS	$0	$67,803	$0	$0	$0	$0	$67,803
6.	NUMBER OF LAST CHECK WRITTEN	208929

INVESTMENT ACCOUNTS

BANK, ACCOUNT NAME & NUMBER		DATE OF PURCHASE	TYPE OF INSTRUMENT	PURCHASE PRICE	CURRENT VALUE
7.
8.
9.
10.
11.	TOTAL INVESTMENTS			$0	$0

CASH

12.	CURRENCY ON HAND	$812

13.	TOTAL CASH - END OF MONTH	$68,615

Note A:

Daisytek performs a consolidated bank reconciliation.  The following is the listing of bank accounts included in this reconciliation:

Bank	Account #	Purpose	Balance per Bank
Bank of America	3752175714	Master Funding	0
Bank of America	3752190663	Prof Fee Segr Acct	0.00
Bank of America	3752175808	Master Collections	270,528
Bank One	10-91081	Accts Payable	51,839
Bank One	633680996	Disbursement	1,704
Bank One	11-28503	Master Collections	0
Chase	88-05174651	Operating	0
Frost Nat’l Bank	966003966	Emp Benefits	0
Bank One	1571581485	Master Depository	0
			324,071

Monthly Operating Report

ACCRUAL BASIS-6

02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

MONTH: February 29, 2004

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S.  BANKRUPTCY CODE) AND TO PROFESSIONALS.  ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g.  SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE, ETC.).  ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSIDERS

NAME		TYPE OF PAYMENT	AMOUNT PAID	TOTAL PAID TO DATE
1.	Dale Booth	Salary	$33,277	$517,726
2.	Ralph Doherty	Salary	$0	$120,808
3.	Jack Kearney	Salary	$0	$87,877
4.	Eric Logan	Salary	$0	$148,826
5.	Peter Wharf	Salary	$0	$86,779
6.	TOTAL PAYMENTS TO INSIDERS		$33,277	$820,587

PROFESSIONALS

NAME		DATE OF COURT ORDER AUTHORIZING PAYMENT	AMOUNT APPROVED	AMOUNT PAID	TOTAL PAID TO DATE	TOTAL INCURRED & UNPAID *
1.	Vinson & Elkins		$3,532,824	$0	$2,966,653	$566,170
2.	FTI	n/a	$266,158	$0	$377,837	$(111,679)
3.	Rochelle Elrod Hutcheson	n/a	$844,620	$195,635	$640,033	$204,586
4.	Deloitte & Touche	n/a	$1,538,720	$0	$1,362,155	$176,565
5	US Trustee	n/a	$70,250	$0	$70,250	$0
6	Houlihan	n/a	$1,489,134	$0	$1,489,134	$0
7	Jenkins	n/a	$98,038	$0	$0	$98,038
8	JPG Corporaiton(Trustee Waiting)	n/a	$28,093	$0	$0	$28,093
	TOTAL PAYMENTS TO PROFESSIONALS		$7,867,836	$195,635	$6,541,170	$961,774

*  INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

NAME OF CREDITOR	SCHEDULED MONTHLY PAYMENTS DUE	AMOUNTS PAID DURING MONTH	TOTAL UNPAID POSTPETITION
1. L&B Depp Entreprises II	117,388.31	117,388.31	0.00
2. IBM Corporation	557,051.87	557,051.87	0.00
3. William Sands	16,000.00	16,000.00	0.00

6. TOTAL	690,440.18	690,440.18	0.00

Monthly Operating Report

ACCRUAL BASIS-7

02/13/95, RWD, 2/96

CASE NAME:	Daisytek Incorporated B.A. Pargh Company Virtual Demand, Inc.

CASE NUMBER:	03-34762-HDH-11, 03-34766-HDH-11, 03-34771-HDH-11

MONTH: February 29, 2004

QUESTIONNAIRE	6/1/03-6/26/03

		YES	NO
1.	HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?		☒
2.	HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER THAN A DEBTOR IN POSSESSION ACCOUNT?		☒
3.	ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR LOANS) DUE FROM RELATED PARTIES?		☒
4.	HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES THIS REPORTING PERIOD?		☒
5.	HAVE ANY POST PETITION LOANS BEEN RECEIVED BY THE DEBTOR FROM ANY PARTY?		☒
6.	ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?		☒
7.	ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST DUE?		☒
8.	ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?		☒
9.	ARE ANY OTHER POSTPETITION TAXES PAST DUE?		☒
10.	ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS DELINQUENT?		☒
11.	HAVE ANY PREPETITION TAXES BEEN PAID DURING THE REPORTING PERIOD?		☒
12.	ARE ANY WAGE PAYMENTS PAST DUE?		☒

IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS “YES,” PROVIDE A DETAILED EXPLANATION OF EACH ITEM.  ATTACH ADDITIONAL SHEETS IF NECESSARY.

Question 1:

INSURANCE

		YES	NO
1.	ARE WORKER’S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN EFFECT?	☒
2.	ARE ALL PREMIUM PAYMENTS PAID CURRENT?	☒
3.	PLEASE ITEMIZE POLICIES BELOW.

IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS “NO,” OR IF ANY POLICIES HAVE BEEN CANCELLED OR NOT RENEWED DURING THIS REPORTING PERIOD, PROVIDE AN EXPLANATION BELOW.  ATTACH ADDITIONAL SHEETS IF NECESSARY.

INSTALLMENT PAYMENTS

TYPE OF POLICY	CARRIER	PERIOD COVERED	PAYMENT AMOUNT & FREQUENCY

Property	Royal Indemnity Company	5/1/03 - 5/1/04	$409,804	annual
General Liability	St. Paul Fire & Marine Insurance Company	5/1/03 - 5/1/04	$75,084	annual
Business Auto	St. Paul Fire & Marine Insurance Company	5/1/03 - 5/1/04	$57,345	annual
Workers’ Compensation	St. Paul Fire & Marine Insurance Company	5/1/03 - 5/1/04	$297,172	annual
Cargo	Indemnity Insurance Company of North America	5/1/03 - 5/1/04	$108,500	annual
Umbrella Liability (primary layer)	St. Paul Fire & Marine Insurance Company	5/1/03 - 5/1/04	$50,974	annual
Umbrella Liability (excess layer)	Federal Insurance Co.	5/1/03 - 5/1/04	$30,300	annual
Fiduciary Liability	Federal Insurance Co.	4/1/03 - 4/1/04	$9,000	annual
Primary Directors & Officers	National Union Fire Insurance Company	4/1/03 - 4/1/04	$1,100,000	annual
Excess D&O (1st layer)	XL Specialty Insurance Co.	4/1/03 - 4/1/04	$1,250,000	annual
Extended Reporting Period Purchased Excess D&O (1st layer)	St. Paul Mercury Insurance Company	4/1/03 - 4/1/04	$354,375	annual
Extended Reporting Period Purchased Excess D&O (2nd layer)	Twin City Fire Insurance Company	4/1/03 - 4/1/04	$187,500	annual
Crime	Gulf Insurance Company	4/1/03 - 4/1/04	$27,250	annual